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As filed with the Securities and Exchange Commission on March 16, 2018

Registration No. 333-223310

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRAVELCENTERS OF AMERICA LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5701514 (I.R.S. Employer Identification Number)

24601 Center Ridge Road, Suite 200
Westlake, Ohio 44145-5639
(440) 808-9100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William E. Myers
Executive Vice President, Chief Financial Officer and Treasurer
TravelCenters of America LLC
24601 Center Ridge Road
Westlake, Ohio 44145
(440) 808-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Margaret R. Cohen, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street
Boston, Massachusetts 02116
(617) 573-4800

From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)

Common shares

Preferred shares

Debt securities

Warrants to purchase common shares

Warrants to purchase preferred shares

Warrants to purchase debt securities

Total	$500,000,000	$62,250.00

(1)
An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $500,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater amount as shall result in net proceeds of $500,000,000 to the registrant.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended, or the Securities Act.

(3)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(4)
The total registration fee is $62,250.00. A filing fee of $17,430.00 was previously paid with the initial filing of this registration statement on February 28, 2018 for the registration of securities with a maximum aggregate offering price of $140,000,000. Pursuant to Rule 457(p) under the Securities Act, unused registration fees of $44,737.00 that were already paid by the registrant with respect to unsold securities of the registrant previously registered pursuant to the Registration Statement on Form S-3 (Reg. No. 333-206711), filed by the registrant on September 1, 2015, are being carried forward to this registration statement. All of these unused registration fees are offset against the remaining registration fee of $44,820.00 due for this offering, leaving $83.00 due for this registration statement.

             We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2018

PRELIMINARY PROSPECTUS

TRAVELCENTERS OF AMERICA LLC

COMMON SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS

$500,000,000

        This prospectus relates to common shares, preferred shares (including convertible preferred shares), debt securities (including convertible debt securities) and warrants for debt and equity securities which we may sell from time to time in one or more offerings up to an aggregate public offering price of $500,000,000. We may sell these securities to or through underwriters, directly to investors or through agents. We will specify the amounts and terms of the securities and the names of any underwriters or agents in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our common shares are listed on The Nasdaq Stock Market LLC, or the Nasdaq, under the symbol "TA." Our 8.25% Senior Notes due 2028 are listed on the Nasdaq under the symbol "TANNI." Our 8.00% Senior Notes due 2029 are listed on the Nasdaq under the symbol "TANNL." Our 8.00% Senior Notes due 2030 are listed on the Nasdaq under the symbol "TANNZ." If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

        Investment in our securities involves risks, including those described under "Risk Factors" beginning on page 4 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        .

i

ABOUT THIS PROSPECTUS

        References in this prospectus to "we," "us," "our," "TA," or the "Company" mean TravelCenters of America LLC and its consolidated subsidiaries, unless the context otherwise requires.

        This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under this shelf registration process, we may sell common shares, preferred shares (including convertible preferred shares), debt securities (including convertible debt securities) and warrants for debt and equity securities from time to time in one or more offerings up to an aggregate public offering price of $500,000,000.

        This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Information By Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

        You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any applicable prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any applicable prospectus supplement, is accurate only as of the date of the documents containing the information.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

        We incorporate by reference, as of their respective dates of filing, the documents listed below:

  (a)
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on February 28, 2018, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 6, 2018;

  (b)
  Our Current Reports on Form 8-K filed on February 26, 2018 and March 16, 2018;

  (c)
  The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, from our definitive proxy statement for our 2018 annual meeting of shareholders filed on March 16, 2018; and

  (d)
  The description of our common shares contained in our Registration Statement on Form 8-A filed June 30, 2016, including any amendments or reports filed for the purpose of updating that description (File No. 001-33274).

        We are also incorporating by reference additional documents we may file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules. This additional information is a part of this prospectus from the date of filing for those documents.

        The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:

  TravelCenters of America LLC
  24601 Center Ridge Road, Suite 200
  Westlake, Ohio 44145-5639
  Attention: Secretary
  Telephone: (440) 808-9100.

PROSPECTUS SUMMARY

        You should read the following summary together with the more detailed information regarding our Company and the securities being registered appearing elsewhere in this prospectus.

The Company

        We are a leading operator and franchisor of travel centers under the "TravelCenters of America," "TA" and related brand names, or the TA brand, and the "Petro Stopping Centers" and "Petro" brand names, or the Petro brand, primarily along the United States, or U.S., interstate highway system. At December 31, 2017, we operated and franchised 256 travel centers, 233 standalone convenience stores and 49 standalone restaurants. Our customers include trucking fleets and their drivers, independent truck drivers, highway and local motorists and casual diners. We also collect rents, royalties and other fees from our tenants and franchisees.

        Our travel centers offer a broad range of products and services, including diesel fuel and gasoline as well as nonfuel products and services such as truck repair and maintenance services, full service restaurants, quick service restaurants, or QSRs, and various customer amenities.

        We operate our convenience stores primarily under the "Minit Mart" brand name, or the Minit Mart brand. Our convenience stores offer gasoline as well as a variety of nonfuel products and services, including coffee, groceries, some fresh foods and, in many stores, a QSR and/or car wash. We also operate standalone restaurants primarily under the "Quaker Steak & Lube," or QSL, brand name.

Corporate Information

        We are a limited liability company formed under Delaware law. Our principal executive offices are located at 24601 Center Ridge Road, Suite 200, Westlake, OH 44145-5639, and our telephone number is (440) 808-9100. Our internet website addresses are www.ta-petro.com, www.minitmart.com and www.thelube.com. The content of our website and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under "Incorporation of Certain Information By Reference") is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

 RISK FACTORS

        Investing in our securities involves a high degree of risk that may result in a loss of all or part of your investment. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, and any risk factors that we may describe in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or Annual Reports on Form 10-K filed subsequent to our Annual Report on Form 10-K for the year ended December 31, 2017, which risk factors are incorporated by reference into this prospectus; the information contained under the heading "Warning Concerning Forward Looking Statements" in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference; any specific risk factors discussed under the caption "Risk Factors" in any applicable prospectus supplement or in any document incorporated herein or therein by reference; and the other information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general business purposes, including acquisitions and construction of additional travel centers, convenience stores and standalone restaurants, funding capital improvements to our travel centers, convenience stores and standalone restaurants and other expansion activities. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. As of the date of this prospectus we have, and during all the periods presented we have had, no preferred shares outstanding; accordingly, we were not required to pay, and we have not declared or paid, any preferred share dividends for the periods set forth below.

	Years Ended December 31,
	2017(2)	2016(2)	2015	2014	2013
Ratio of Earnings to Fixed Charges(1)	0.42	0.94	1.41	2.02	1.01

(1)
For purposes of calculating the ratio of earnings to fixed charges, fixed charges are calculated by adding (a) interest expensed or capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of interest within the amount we record as real estate rental expense. We estimate that one third of our real estate rental expense approximates the interest component of our operating leases. Earnings are calculated by (a) adding (i) pretax income or loss from continuing operations, (ii) income from equity investees and noncontrolling interests, (iii) distributions received from equity investees, (iv) fixed charges and (v) amortization of capitalized interest and then (b) subtracting interest capitalized.

(2)
For each of the fiscal years ended December 31, 2017 and December 31, 2016, earnings were inadequate to cover fixed charges. The amounts of the coverage deficiencies were $71,707,000 for the fiscal year ended December 31, 2017 and $7,493,000 for the fiscal year ended December 31, 2016.

 DESCRIPTION OF THE COMMON SHARES AND PREFERRED SHARES WE MAY OFFER

        The following descriptions, together with the additional information included in any applicable prospectus supplements, summarize certain material terms and provisions of our limited liability company interests (which we refer to as common shares) and any preferred shares that we may issue. Because this is a summary, it does not contain all of the information that may be important to you. Please refer to our Amended and Restated Limited Liability Company Agreement, or our LLC agreement, and our Amended and Restated Bylaws, or our bylaws, each of which is incorporated by reference into the registration statement of which this prospectus is a part and this summary is qualified entirely thereby.

General

        Our LLC agreement authorizes us to issue an unlimited number of additional securities and rights to buy securities for the consideration and on the terms and conditions determined by our board of directors without the approval of our shareholders, including the right to issue any number of common shares and preferred shares or class or series of common or preferred shares. Our board of directors is authorized to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

        As of March 15, 2018, we had 40,001,282 common shares issued and outstanding. No other class or series of shares of beneficial interest has been established.

        We will describe in the applicable prospectus supplement relating to any offering of common shares or preferred shares the specific terms of the offering, including the number of shares offered, the initial offering price, market price and distribution information.

Common shares

        The holders of our common shares are entitled to receive distributions, if any, ratably when, as and if authorized by our board of directors out of assets legally available therefor, subject to any preferential distribution rights of any newly created class or series of shares. Upon our dissolution, liquidation or winding up, the holders of common shares are entitled to receive our net assets available after the satisfaction (whether by payment or reasonable provision for payment) of all debts and other liabilities, ratably subject to the preferential rights of any newly created class or series of shares. Holders of common shares have no preemptive, preferential or other similar rights. Our common shareholders are entitled to one vote for each share held of record on our books for all matters submitted to a vote of shareholders.

        Our common shares are listed on the Nasdaq under the symbol "TA." On March 15, 2018, the last reported sale price for our common shares on the Nasdaq was $3.60. The transfer agent and registrar for our common shares is Equiniti Trust Company (formerly known as Wells Fargo Shareowner Services).

        For additional information about our common shares, including the potential effects that provisions in our LLC agreement and bylaws may have in delaying or preventing a change in control of us, see "Description of Certain Provisions of Delaware Law and of Our LLC Agreement and Bylaws" below.

Preferred shares

        Whenever preferred shares are to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale that will specify:

  •
  the number of shares in the series of preferred shares;

  •
  the designation for the series of preferred shares by number, letter or title that shall distinguish the series from any other series of preferred shares;

  •
  the dividend rate, if any, and whether dividends on that series of preferred shares will be cumulative, noncumulative or partially cumulative;

  •
  the voting rights of that series of preferred shares, if any;

  •
  any conversion provisions applicable to that series of preferred shares;

  •
  any redemption or sinking fund provisions applicable to that series of preferred shares and any restrictions thereon;

  •
  the liquidation preference per share of that series of preferred shares, if any; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred shares.

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

        References in this "Description of the Debt Securities We May Offer" section to "we," "us," "our" or "TA" mean TravelCenters of America LLC and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description, together with the additional information we may include in any applicable prospectus supplements, describes the material terms and conditions of the debt securities that we may offer under this prospectus. This description is incomplete, and while the description below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms in more detail in the applicable prospectus supplement.

        We may issue senior unsecured debt securities under our January 15, 2013 Indenture with U.S. Bank National Association, as trustee, or the 2013 Indenture, or under one or more other senior indentures to be entered into with a trustee named in any such senior indenture. We may issue subordinated notes under one or more subordinated indentures, to be entered into with a trustee to be named in any such subordinated indenture. The 2013 Indenture and forms of senior indenture and subordinated indenture are attached as exhibits to the registration statement of which this prospectus forms a part. We use the term "indentures" to refer to the senior indenture(s) and the subordinated indenture(s). The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        We will describe in a prospectus supplement the specific terms of any debt securities we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such debt securities may differ from the terms described below. The following summary of the material provisions of the senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions of certain terms. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms relating to each series of notes that we may issue, including the following:

  •
  the title;

  •
  whether the notes will be senior or subordinated;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of notes in global form and, if so, who the depositary will be;

  •
  the maturity date;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  the place(s) where payments will be payable;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

  •
  the date, if any, on which, and the price(s) at which we are obligated to redeem, or at the holder's option to purchase, the series of notes pursuant to any mandatory sinking fund provisions or otherwise;

  •
  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

  •
  any addition to, or modification or deletion of, any event of default or any covenant of TravelCenters of America LLC specified in the applicable indenture with respect to such series of notes;

  •
  a discussion of any material or special U.S. federal income tax considerations;

  •
  whether or not the notes will be secured or unsecured and the terms of any secured debt; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

        The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

  •
  is issued at a price lower than the amount payable upon its stated maturity; and

  •
  provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

        Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us. All such debt securities including those issued pursuant to such reopening shall vote together as a single class.

Structural subordination

        We will be the sole obligor on the debt securities we may offer under this prospectus. We derive all of our revenue and cash flow from our subsidiaries and our ability to service any debt securities we may offer under this prospectus will be substantially dependent upon the earnings of our subsidiaries and their ability to make cash available to us. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on debt securities we may offer under this prospectus. As of December 31, 2017, substantially all of our contractual and other obligations and liabilities, other than our outstanding 8.25% Senior Notes due 2028, 8.00% Senior Notes due 2029 and 8.00% Senior Notes due 2030, are obligations of our subsidiaries and thus are structurally senior to our obligations on the debt securities we may offer under this prospectus. None of our subsidiaries will guarantee the debt securities we may offer under this prospectus. As a result, the debt securities we may offer under this prospectus are structurally subordinated to the prior payment and satisfaction of all of the existing and future debts, liabilities and obligations of our subsidiaries, and any future subsidiary debt or obligation will have priority over the debt securities we may offer.

Conversion or exchange rights

        We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common shares or other securities of ours. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common shares or other securities of ours that the holders of such series of notes receive would be subject to adjustment.

Consolidation, merger or sale

        Unless otherwise noted in a prospectus supplement, the indentures do not contain any covenant restricting our ability to merge or consolidate or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. Any successor or acquirer of such assets, however, must assume all of our obligations under the indentures or the notes, as appropriate.

Events of default under the indentures

        The following are events of default under the indentures with respect to any series of notes that we may issue:

  •
  if we fail to pay interest when due and our failure continues for thirty (30) days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, or premium, if any, when due;

  •
  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for ninety (90) days after we receive notice from the trustee or holders of at least ten percent (10%) in aggregate principal amount of the outstanding notes of that series; and

  •
  if we experience specified events of bankruptcy, insolvency or reorganization.

        The supplemental indenture or the form of note for a particular series of notes may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of notes, see the prospectus supplement relating to such series.

        If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on the notes due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except (i) uncured defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture; and (ii) certain covenants or provisions which under the terms of the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected. Any such waiver shall cure such default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

  •
  the direction is not in conflict with any law or the applicable indenture;

  •
  the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the notes of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series have made written request and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

  •
  the trustee does not institute such proceeding within sixty (60) days after its receipt of such notice, request and offer of indemnity, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within such sixty (60) day period.

        These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of indentures; waiver

        We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including, among other reasons:

  •
  to cure any ambiguity, defect or inconsistency in such indenture;

  •
  to change anything that does not materially adversely affect the interests of any holder of notes of any series;

  •
  to provide for the assumption, by a successor or the acquirer of all or substantially all of our assets, of our obligations under such indenture;

  •
  to add to our covenants for the benefit of holders of notes of any series or to surrender any right or power conferred upon us; and

  •
  to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. Certain changes, however, may only be made with the consent of each holder of any outstanding notes affected, including the following:

  •
  changing the fixed maturity of such series of notes; or

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  reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

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  extending the time of payment of interest or any premium payable upon the redemption of any such notes; or

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  reducing the percentage in principal amount of notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the indenture; or

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  changing our obligation to maintain an office or agency in the places and for the purposes specified in the indenture; or

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  modifying certain provisions of the indenture which require the consent of, or action by, a specified minimum percentage of holders, except to increase any such percentages or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each of the holders of the affected notes.

Form, exchange and transfer

        We will issue the notes of any series only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may present their notes, duly endorsed or with the form of transfer duly executed if so required, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent, in addition to the security registrar, initially designated by us for any notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If the notes of any series are to be redeemed, we will not be required to:

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  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

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  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information concerning the trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically set forth in the indentures. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and paying agents

        Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

        Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents initially designated by us for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two (2) years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Global Debt Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for such registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

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  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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  will not be considered the owners or holders of the debt securities under the applicable indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within ninety (90) days, (ii) an event of default shall have occurred and be continuing with respect to such debt securities or (iii) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

        We currently anticipate that certain registered global securities will be deposited with, or on behalf of, DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

        Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Subordination of subordinated notes

        Any subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. The subordinated indenture also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF THE WARRANTS WE MAY OFFER

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part, or to an exhibit to a Current Report on Form 8-K or other document to be filed under the Exchange Act.

        We may issue warrants, including warrants to purchase common shares, preferred shares or debt securities in one or more series. We may issue warrants independently or together with common shares, preferred shares and debt securities, and the warrants may be attached to or separate from the securities.

        We will evidence each series of warrants by warrant certificates that we will issue under warrant agreements. We may enter into a warrant agreement with a warrant agent as detailed in the prospectus supplement relating to warrants being offered. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

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  the title of the warrants;

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  the aggregate number of warrants offered;

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  the price or prices at which the warrants will be issued;

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  the currencies in which the price or prices of the warrants may be payable;

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  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

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  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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  the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of any material or special U.S. federal income tax considerations; and

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  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Before exercising their warrants, holders of warrants will not have voting rights or other rights as a shareholder of TravelCenters of America LLC.

Exercise of warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount in immediately available funds, as provided in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

 DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW,
OUR LLC AGREEMENT AND OUR BYLAWS

        The following description summarizes certain terms of our LLC agreement and our bylaws, but is not complete. Please refer to our LLC agreement and bylaws, each of which is incorporated by reference into the registration statement of which this prospectus is a part.

Organization

        We were formed in October 2006 under the Delaware Limited Liability Company Act, or the Delaware LLC Act, and will remain in existence until we are dissolved in accordance with our LLC agreement. Pursuant to our LLC agreement, our board of directors adopted bylaws on November 7, 2008, as amended and restated on January 25, 2010, as further amended and restated on February 21, 2013, and as further amended and restated on September 7, 2016.

Purposes

        Under our LLC agreement, we are permitted to engage in any lawful business, purpose or activity that a limited liability company formed under Delaware law may lawfully conduct. Our board of directors is authorized to perform all acts it deems necessary or appropriate to conduct our business.

Duties, authority and limited liability of our directors and officers

        Our LLC agreement and bylaws provide that our business shall be managed under the direction of our board of directors, which shall have the power to appoint our officers. Our LLC agreement further provides that, except as otherwise specifically stated in our LLC agreement, our bylaws or in Delaware law, the authority, powers, functions and duties of our board of directors and officers generally shall be identical to the authority, powers, functions and duties of a board of directors and officers of a corporation organized for profit under the Delaware General Corporation Law, or DGCL.

        Our LLC agreement provides that, except as provided therein, the fiduciary duties and obligations owed to our Company and to our shareholders by our directors and officers shall be the same as the respective duties and obligations owed by directors and officers of a corporation organized under the DGCL to their corporation and stockholders, respectively. However, notwithstanding any duty (including any fiduciary duty) that might otherwise exist in law or in equity, our LLC agreement and bylaws specifically permit our directors and their affiliates to engage in other business interests and activities, including those that compete with us, provided that none of our confidential information may be used. Also, business opportunities that become available to our directors or their affiliates need not first be presented to us. In addition, our LLC agreement eliminates the personal liability of each member of our board of directors to us and our shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to us or our shareholders as that duty is modified by our LLC agreement, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which such director derived an improper personal benefit.

        In addition, our bylaws provide that, to the fullest extent permitted by law, our board of directors or our shareholders may ratify and make binding on us any past action or inaction by us or our officers to the extent that our board of directors or our shareholders could have originally authorized the matter. Moreover, under our bylaws, to the fullest extent permitted by law, any past action or inaction questioned in any shareholder's derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interests of a director, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by our board of directors or by our shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon us and our shareholders and shall bar any claim or execution of any judgment in respect of such questioned action or inaction.

Agreement to be bound by our LLC agreement and bylaws and disputes by shareholders

        By acquiring a common share in us, you will be admitted as a member of our Company (which we call a "shareholder") and will be bound by the terms of our LLC agreement and bylaws. Pursuant to our LLC agreement, each shareholder and each person who acquires a share from a shareholder grants each of our Chief Executive Officer, President and Secretary (and, in the event of dissolution, any liquidator appointed pursuant to our LLC agreement) the power to execute and file documents necessary or appropriate for our engaging in any lawful business and exercising all powers and privileges permitted under the Delaware LLC Act and the authority to execute any duly adopted amendments to our LLC agreement. Our LLC agreement and our bylaws provide for arbitration of certain disputes, claims and controversies, including that any action brought against us or any director, officer, manager (including The RMR Group LLC and The RMR Group Inc. or their successors), agent or employee of ours, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws. Under our LLC agreement, these arbitration provisions do not apply to any request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of our LLC agreement or our bylaws, and such request shall be heard and determined by a court of competent jurisdiction. In addition, our LLC agreement provides that in the event a dispute involves both a question of the meaning, interpretation or validity of any provision of our LLC agreement or our bylaws and any other matter in dispute, the arbitration of such other matter in dispute, if dependent upon a determination of the meaning, interpretation or validity of any provision of our LLC agreement or our bylaws, shall be stayed until a final, non-appealable judgement regarding such meaning, interpretation or validity has been rendered by a court of competent jurisdiction.

Conduct of business

        Our LLC agreement and bylaws provide that our day to day business shall be conducted by or under the direction of our board of directors and such officers with such titles and duties as our board of directors may from time to time appoint. Our board of directors is authorized to amend or modify our bylaws, which such bylaws contain provisions that govern our activities. Our board of directors is also authorized to appoint committees, each of which shall have at least one director.

Capital contributions

        Shareholders are not obligated to make capital contributions to us.

Shareholder liability and agreements

        Limited liability in jurisdictions in which we do business.    Although limitations on the liability of shareholders for the obligations of a limited liability company have not been clearly established in some jurisdictions, we will operate in a manner that our board of directors considers reasonably appropriate to preserve the limited liability of our shareholders.

        Liability for breach of our LLC agreement or bylaws.    Under our LLC agreement and bylaws, each of our shareholders has agreed to indemnify us and any of our subsidiaries or affiliates, to the fullest extent permitted by law, against losses arising from such shareholder's breach of or failure to fully comply with any covenant, condition or provision of our LLC agreement or bylaws. Such indemnification includes, without limitation, to the fullest extent permitted by law, indemnification against losses arising from any action by or against us or our subsidiaries or affiliates in which the shareholder is not the prevailing party.

        Actions requiring regulatory compliance implicating us.    Under our bylaws, if any shareholder, whether acting individually or in concert with a group, as determined by our board of directors, by virtue of the shareholder's ownership interest in us or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries (as defined in our bylaws) or any of our or our subsidiaries' businesses, assets or operations, including, without limitation, any obligations to make or obtain any governmental actions, consents or approvals, then such shareholder is required to promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting our or our subsidiaries' businesses, assets, operations or prospects. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, then under our bylaws, the shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the tenth (10th) day after triggering such requirement or regulation, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and any actions triggering the application of such a requirement or regulation may be deemed by us to be of no force or effect. Additionally, if a shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within ten (10) days of triggering such requirements or regulations, our board of directors is authorized to take, to the fullest extent permitted, all actions which the board of directors deems appropriate to require compliance or to preserve the value of our assets; and we may charge the offending shareholder for our costs and expenses as well as any damages which we may incur.

        As an example and not as a limitation, as of the date of this prospectus and as a result of our involvement in gaming operations at some of our travel centers operated through certain of our subsidiaries, we and such subsidiaries, which we refer to as our licensed subsidiaries, are currently subject to gaming regulations in Illinois, Louisiana, Montana and Nevada. Requirements under gaming regulations vary by jurisdiction but typically include, among other things:

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  findings of suitability by the relevant gaming authorities with respect to, or licensure of, certain of our and our licensed subsidiaries' officers, directors and key employees and certain individuals having a material relationship with us or our licensed subsidiaries;

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  findings of suitability by the relevant gaming authorities with respect to certain of our security holders and restrictions on ownership of certain of our securities;

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  prior approval in certain circumstances by the relevant gaming authorities of offerings of our securities;

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  prior approval by the relevant gaming authorities of changes in control of us; and

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  specified reporting requirements.

        As an example and not as a limitation, as of the date of this prospectus, we hold a controlling interest in gaming businesses in Louisiana and Nevada. Louisiana law provides that any person who owns five percent (5%) or more of a gaming business in Louisiana (directly or indirectly) shall provide detailed personal history and financial information and be found suitable by the Louisiana Gaming Control Board. Under certain circumstances, an "institutional investor," as defined under Louisiana gaming law, may be presumed suitable or qualified upon submitting documentation sufficient to establish qualifications as an institutional investor as provided under Louisiana gaming law. Nevada gaming law provides that any person who beneficially owns more than five percent (5%) of any class of our voting securities must report such ownership to the Nevada Gaming Commission and any person who beneficially owns more than ten percent (10%) of any class of our voting securities must apply for, be investigated by, and obtain relevant approvals and findings of suitability from the Nevada Gaming Commission. Under certain circumstances, an "institutional investor," as defined under Nevada gaming law, which acquires not more than twenty-five percent (25%) of any class of our voting securities may apply to the Nevada Gaming Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. Further, upon request of the Nevada Gaming Commission, any person holding any of our securities may be required to apply to the Nevada Gaming Commission for a determination of suitability. If a person who is required or requested to file for a determination of suitability with respect to our Company refuses to provide us with information required to be submitted to the applicable gaming regulatory authority, or if the Louisiana Gaming Control Board or the Nevada Gaming Commission, as applicable, declines to approve such person's holding of our securities, then, in either event, our bylaws provide that our securities held by such person may be deemed to be securities in excess of our 9.8% ownership limitation (described below under the sub-heading "Restrictions on share ownership and transfers") and subject to the provisions of Article VIII of our LLC agreement.

        As a further example and not as a limitation, as of the date of this prospectus, we hold a controlling ownership position in a company formed and licensed as an insurance company in the State of Indiana. The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing ten percent (10%) or more of the company's voting securities. Accordingly, our bylaws provide that if a shareholder seeks to exercise proxies for a matter to be voted upon at a meeting of our shareholders without having obtained any applicable approvals from the Indiana insurance regulatory authorities, such proxies representing ten percent (10%) or more of our voting securities will, subject to certain provisions of our bylaws addressing quorum requirements, be void and of no further force or effect.

        Compliance with law.    Under our bylaws, shareholders are required to comply with all applicable requirements of federal and state laws, rules and regulations in connection with a shareholder's ownership interest in us, as well as all other laws which apply to us or any of our subsidiaries or any of our or our subsidiaries' businesses, assets or operations and which require action or inaction on the part of a shareholder.

        Representations, warranties and covenants made to governmental or regulatory bodies.    Under our bylaws, to the fullest extent permitted by law, any representation, warranty or covenant made by a shareholder with any governmental or regulatory body in connection with the shareholder's interest in us or any of our subsidiaries is deemed to be simultaneously made to, for the benefit of and enforceable by, us and any of our subsidiaries, as applicable.

        Unlawful distributions.    We do not currently intend to make any distributions to our shareholders. However, a shareholder who knowingly receives a distribution made in violation of the Delaware LLC Act is liable to return such distribution for three (3) years from the date of the distribution if an action to recover the distribution from the shareholder is commenced prior to the end of the three (3) year period and an adjudication of liability against the shareholder is made. Under the Delaware LLC Act, we generally cannot make a distribution that would cause our liabilities to exceed the fair value of our assets.

Shareholder voting rights

        Generally, our board of directors has broad powers to conduct our business and manage our affairs without shareholder approval or voting. Whenever shareholder approval is required for any action either by the terms of our LLC agreement or by applicable law, the general rule under our LLC agreement is that, unless otherwise required by law, the affirmative vote of seventy-five percent (75%) of each class and series of shares with voting power outstanding, voting as a single class, will be required; provided, however, if our board of directors approves in advance a particular action, only a majority of the votes cast shall be required. In an uncontested election, the election of directors requires a plurality vote of the votes cast. In a contested election, the election of directors requires a majority vote of the then outstanding common shares. Our board has the power to revise these requirements as may be allowed by law, our LLC agreement or our bylaws.

Issuance of additional securities

        Regardless of any rights of our common shareholders that are described in this prospectus, the registration statement of which it is a part or the information incorporated therein, the rights, preferences and privileges of our common shares and common shareholders are subject to, and may be adversely affected by, the rights of the holders of shares of any new class or series, whether common or preferred, that our board of directors may designate and issue in the future.

        We believe that the ability of our board of directors to issue one or more classes or series of shares with specified preferences will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other business needs that may arise. All shares are available for issuance without action by our shareholders, unless such action is required by applicable law or the rules of the principal stock exchange on which our securities may be listed. Nonetheless, the unrestricted ability of our board to issue additional shares, classes and series of shares may have adverse consequences to existing shareholders. Please also see "Anti-takeover provisions."

Restrictions on share ownership and transfers

        Our LLC agreement provides that no person or group of persons acting together may own, directly or indirectly, including through application of Section 318(a) of the Internal Revenue Code of 1986, as amended, or the Code, as modified by Section 856(d)(5) thereof, more than 9.8% of the number or value of any class or series of our outstanding shares. Any person who acquires or attempts to acquire ownership of our shares that will or may violate this 9.8% ownership limitation must give notice to us and provide us with any other information that we may request. The ownership limitations in our LLC agreement are effective against all of our shareholders. Our board of directors may grant an exemption from the ownership limitation if it is satisfied that the shareholder's ownership is in our best interests and would not cause a default under the terms of any contract to which we are a party or would reasonably expect to become a party, provided that any duties of our board of directors, including fiduciary duties, to the shareholder requesting the exemption shall not apply, to the fullest extent permitted by law, to such determination. In addition, our board of directors may from time to time increase or decrease our ownership limitations, provided that any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such change shall be effective immediately).

        If a person attempts a transfer of our shares in violation of our ownership limitations, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us. In general, the prohibited owner will not acquire any rights in the shares held in trust, will not benefit economically from ownership of the shares held in trust, will have no rights to distributions and will not possess any rights to vote the shares held in trust. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

        Additionally, our bylaws impose certain restrictions on the transfer of our shares in order to help us preserve the tax treatment of our net operating losses and other tax benefits. These restrictions generally provide that transfers of our shares to a person, entity or group which is then, or would become as a result of such transfer, an owner of five percent (5%) or more of our outstanding shares (i) would be void in total, for transferees then already owning five percent (5%) or more of our shares and (ii) would be void to the extent the transfer would so result in such level of ownership by the proposed transferee, for other transferees. Furthermore, the restrictions generally provide that the shares sought to be transferred in violation of these provisions shall be automatically transferred to a charitable trust in accordance with the provisions of our LLC agreement. The prohibited transfer threshold was set at five percent (5%) because transfers at or above that level could result in limitations on our ability to use our net operating losses and other tax benefits to reduce our future taxable income, as provided under the Code and related tax rules. Shareholders owning five percent (5%) or more of our outstanding shares as of November 9, 2009, would not have their shares owned at and above the five percent (5%) ownership threshold transferred to a charitable trust or otherwise divested solely as a result of the adoption of these restrictions. Additionally, these restrictions will not apply if the transferor or the transferee obtains the written approval of our board of directors, which such approval may be conditionally given.

        Every owner of more than five percent (5%) of any class or series of our shares is required to give written notice to us within thirty (30) days after our request and after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns and a description of the manner in which those shares are held. In addition, upon our request, each owner of more than five percent (5%) of any class or series of our shares is required to provide us with any additional information that we may request in order to assist us in ensuring compliance with the foregoing share ownership limitations. Furthermore, as a condition to the registration of the transfer of any of our shares in our share register, any person who is a beneficial, legal or record holder of shares, and any proposed transferee, must provide such information as may be requested by us from time to time in order to determine compliance with the aforementioned restrictions or the status of our tax benefits.

        The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any securities exchange through which our shares are traded. Our LLC agreement and our bylaws provide, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in these kinds of transactions is subject to all of the provisions and limitations described above.

        These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which our common shareholders might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. For more detail concerning these share ownership limitations, please see our LLC agreement and our bylaws, each of which is incorporated by reference into the registration statement of which this prospectus is a part.

Election and removal of members of our board of directors

        As of the date of this prospectus, our board of directors currently consists of five directors. Our LLC agreement and bylaws provide that our board of directors establishes the number of our directors. However, there may not be less than three (3) nor more than seven (7) directors, unless the directors then in office unanimously determine to change the permitted number of directors. In the event of a vacancy on our board, whether occurring due to an increase in size of our board of directors or by the death, resignation or removal of any director, a majority of the remaining directors will fill the vacancy and the director elected to fill the vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred or is created.

        Our LLC agreement divides our board of directors into three classes, or groups. The term of the directors in Group II will expire in 2018; the term of the director in Group III will expire in 2019; and the term of the director in Group I will expire in 2020. Shareholders elect directors of each group for three (3) year terms upon the expiration of their current terms. Shareholders elect only one group of directors each year. There is no cumulative voting in the election of directors.

        We believe that classification of the board of directors helps to ensure continuity of our business strategies and policies. However, the classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two (2) annual meetings of shareholders will generally be required to effect a change of a majority of our directors. Also, because our board of directors may increase the number of directors and set the classification of the expanded board, it may take more than two (2) years to change a majority of our directors.

        Our LLC agreement and bylaws provide that a director may be removed only for cause (as defined in our LLC agreement and bylaws) by the unanimous vote of the other directors then in office. In addition, our LLC agreement and bylaws provide that our entire board of directors (but not less than our entire board of directors) may be removed only for cause by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares of each class and series of our shares with voting power, voting together as a single class.

        The provisions described in this section and any other provisions relating to the rights of a class or series of our shares may be subject to the rights of any class or series of shares that the board of directors may authorize from time to time.

Amendment of our LLC agreement

        General.    Amendments to our LLC agreement may be proposed only by or with the consent of our board of directors. In the event that applicable law requires that amendments may be proposed by our shareholders, the ownership percentage of shareholders required to propose an amendment shall be the ownership percentage specified by law, or, if shareholders are permitted by law to propose amendments but no required ownership percentage is set, then shareholders holding at least twenty-five percent (25%) of our outstanding shares shall be required. Amendments proposed by our board of directors which require a vote of our shareholders may be adopted by a plurality of shares voting, unless applicable law requires a greater number. Amendments proposed by shareholders, if any, which are not approved by our board of directors shall require the affirmative vote of seventy-five percent (75%) of each class and series of outstanding shares, voting together as a single class unless applicable law requires a lesser vote.

        No shareholder approval.    Our board of directors generally may make amendments to our LLC agreement without the approval of our shareholders as follows:

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  to change our name, the location of our principal place of our business, our registered agent or our registered office;

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  to effect the admission, substitution or removal of shareholders in accordance with our LLC agreement and the Delaware LLC Act;

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  to make any change which our board of directors reasonably determines is customarily of the type contained in the bylaws of a corporation organized under the DGCL;

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  to create, dissolve, merge, consolidate or convert us or any of our subsidiaries or to convey any or all of our assets, if the principal purpose of such action as determined by our board of directors is to effect a change in the legal form of our business, including, but not limited to, to change the form of our existence to a corporation, limited partnership, or trust or other legal entity or to change the jurisdiction under whose laws we are organized;

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  to make an amendment that our board of directors determines to be necessary or appropriate for the authorization or issuance of additional securities or rights to acquire securities;

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  to change our fiscal year or taxable year and related changes; and

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  to make any amendment expressly permitted in our LLC agreement to be made by our board of directors acting without shareholder or member approval.

        In addition, our board of directors may make amendments to our LLC agreement without the approval of our shareholders if our board of directors determines that those amendments:

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  do not adversely affect our shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect except that such limitation shall not apply to any change that our board of directors determines to be in the best interest of our shareholders as a whole and regardless of whether or not such provision is adverse to any class or series of our shares or particular shareholder or group of shareholders;

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  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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  are necessary or appropriate to facilitate the trading of our shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our shares are or will be listed for trading, compliance with any of which our board of directors deems to be in our and our shareholders' best interests;

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  are necessary or appropriate to implement a defensive shareholder rights plan, similar to a shareholder rights plan or "poison pill" for corporations; and

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  are required to effect the intent of the provisions of our LLC agreement, are otherwise contemplated by our LLC agreement or are required to correct any mistake or ambiguity in our LLC agreement, as determined by our board of directors.

Amendment of our bylaws

        Our bylaws may be amended or repealed or new or additional bylaws may be adopted only with the vote or written consent of a majority of our board of directors.

Merger, sale or other disposition of assets

        Except with respect to any transaction having as its principal purpose the changing of our legal form of existence and/or jurisdiction of organization (as described above), any merger, combination or consolidation of us into another entity may only be effected by an agreement approved by our board of directors and by our shareholders; provided, however, our board of directors without shareholder approval may mortgage, sell and leaseback, pledge, hypothecate or grant a security interest in some, all or substantially all of our assets and permit the sale upon foreclosure or other realization of such an encumbrance. If applicable law permits the foregoing action without board approval, the shareholder vote required shall be seventy-five percent (75%) of each class and series of outstanding shares voting together as a single class, at the time of the vote, unless applicable law requires a lesser amount; but any such transaction which is approved by our board may be approved by a majority of votes cast by shareholders of each class and series, voting together as a single class, unless applicable law requires a different vote.

        Our LLC agreement provides that our shareholders are not entitled to dissenters' rights of appraisal in the event of a merger, consolidation or conversion involving TA, a sale of all or substantially all of our assets or any other transaction or event.

Termination and dissolution

        We were formed as a perpetual entity to continue in existence until dissolved pursuant to the terms of our LLC agreement. We will dissolve upon: (i) the election of our board of directors to dissolve us which action is approved by our shareholders; (ii) the sale, exchange or other disposition of all or substantially all of our assets and properties unless otherwise determined by our board of directors; (iii) the entry of a decree of judicial dissolution of us; or (iv) the reduction of the number of our shareholders to zero. The shareholder vote required to approve our board of directors' decision to dissolve our Company shall be a majority of the votes cast of our voting shares, voting together as a single class, unless a greater amount or separate class voting is required by applicable law. Shareholders shall have no right to dissolve our Company except as provided for in our LLC agreement.

Shareholder meetings, proxies and quorums

        Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting only by a unanimous written consent of the shareholders entitled to vote on the matter.

        Our LLC agreement and bylaws require that a meeting of shareholders, called by our board of directors, be held annually. The chairman of our board of directors, if any, or a majority of our entire board of directors may call a special meeting of our shareholders. Shareholders may cause a special meeting of shareholders to be held only if applicable law or applicable rules of the principal exchange on which our common shares are listed so require, and then the percentage of shareholders required to cause a special meeting of shareholders shall be the maximum percentage specified by applicable law or stock exchange rule. If applicable law or stock exchange rule requires such an action but does not specify a maximum percentage, the percentage shall be specified from time to time by our board of directors, provided, however, that such percentage shall not be higher than seventy-five percent (75%). If the shareholders have the right to call a special meeting, upon written request by the requisite number of shareholders in accordance with the procedures contained in our LLC agreement and bylaws, our secretary shall call such a meeting.

        Shareholders may vote either in person or by proxy at meetings. Only shareholders of record may vote. The holders of a majority of the outstanding shares of the class or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the shareholders requires approval by holders of a greater percentage of the shares, in which case the quorum for approval of that action shall be the greater percentage. If a quorum is not present at any meeting of shareholders, the chairperson of the meeting may adjourn the meeting from time to time without us being required to set a new record date or provide any additional notice of such meeting, other than by announcement at the meeting at which the adjournment is taken.

Anti-takeover provisions

        The following provisions, among others, of our LLC agreement and bylaws may delay or prevent a change of control of us:

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  separate prohibitions on the ownership of five percent (5%) or more of our shares or in excess of 9.8% of any class or type of our equity securities by any person or group;

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  the regulatory compliance and disclosure requirements set forth in our bylaws, including provisions that require the divestment of our shares by a shareholder in the event that such shareholder, by virtue of such shareholder's ownership interest in us or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries or any of our or our subsidiaries' businesses, assets or operations and such shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations without imposing additional obligations on or in any way limiting our or our subsidiaries' businesses, assets, operations or prospects;

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  a provision in our LLC agreement to the effect that, with respect to any "Business Combination" (as such term is defined in Section 203 of the DGCL), the provisions of Section 203 of the DGCL shall be applied with respect to us as though we were a Delaware corporation, our shareholders were stockholders of such corporation and our board of directors was the board of directors of such corporation;

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  the ability of our board of directors, without a shareholders' vote, to issue additional common shares and other series or classes of shares with rights which may be established at the time of issuance;

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  the classification of our board of directors and the election of each class for three (3) year staggered terms;

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  the qualifications required of any individual nominated for or elected to be a director that are set forth in our bylaws;

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  the requirement, given our ownership of Affiliates Insurance Company, or AIC, which makes us an insurance holding company under applicable state law, that anyone who intends to solicit proxies for a person to serve as one of our directors or for another proposal of business may be required to receive pre-clearance from Indiana insurance regulators;

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  requirements that any person nominated to be a director comply with clearance and pre-clearance requirements of state laws applicable to our business including clearance and pre-clearance by Nevada and Louisiana gaming authorities and Indiana insurance regulators;

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  the requirement that an individual director may only be removed for cause and then only by unanimous vote of the other directors, the requirement of a seventy-five percent (75%) shareholders' vote and cause requirements to remove our entire board of directors and the inability of shareholders to remove any single director without removing our entire board of directors;

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  the requirement of a seventy-five percent (75%) shareholders' vote to approve certain transactions, such as a merger or a sale of substantially all our assets, unless those transactions are approved by our board of directors and then only if law allows such action without board approval;

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  the ability of our directors to expand our board and to fill vacancies on our board;

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  shareholder voting rights and standards which require larger majorities for approval of actions which are not approved by our directors than for actions which are approved by our directors;

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  the requirement that amendments to our LLC agreement may only be proposed by or with the consent of our board of directors;

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  the authority of our board of directors, and not our shareholders, to adopt, amend or repeal our bylaws;

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  the limitations on the ability of our shareholders to call a special meeting of shareholders, nominate directors or make shareholder proposals and the inability of our shareholders to act by written consent unless unanimous; and

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  the informational, share ownership and other advance notice requirements for shareholder nominations for our directors and for shareholder proposals and restrictions which may prevent the presentation of such nominations or proposals in our proxy statements.

        These requirements may prevent you from realizing a takeover premium for any of our shares which you own.

        In addition, our leases with Hospitality Properties Trust, or HPT, may prevent the merger of us into another entity, the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of us or any of our subsidiary tenants or guarantors; the sale of a material part of the assets of us or any such tenant or guarantor; or the cessation of certain continuing directors constituting a majority of the board of directors of us or any such tenant or guarantor; in each case without the consent of HPT. Our rent deferral agreement with HPT has change of control covenants so that amounts deferred will immediately be payable to HPT in the event we experience a change of control while deferred rent is unpaid. More specifically, events of default under our rent deferral agreement include any event of default under our leases with HPT, the election of any director to our board of directors who was not nominated or appointed by the then members of our board of directors or the adoption by our shareholders of any proposal (other than a precatory proposal) not recommended for adoption by the then members of the board of directors. Any default by us under our rent deferral agreement will also constitute an event of default under our existing lease agreements with HPT. Our shareholders agreement with respect to AIC, our business management agreement with The RMR Group LLC, or RMR, and our credit facility also contain change of control provisions, as described below.

Liability of shareholders for breach of restrictions on ownership

        Our leases with HPT, our business management agreement with RMR, our credit facility and our shareholders agreement with respect to AIC each provide that our rights and benefits under those agreements may be terminated in the event that anyone acquires more than 9.8% of our shares or we experience some other change in control, as defined in those agreements, without the consent of HPT, RMR or the lenders under our credit facility, respectively, and that AIC and the other shareholders of AIC may have rights to acquire our interests in AIC if such an acquisition occurs or if we experience some other change of control. If a breach of the 9.8% ownership limitation results in a lease or credit facility default, a loss of the benefits of our business management agreement or a loss of our ownership interests in AIC, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. Additionally, any shareholder who knowingly violates the bylaw provisions pertaining to five percent (5%) ownership may be liable to us for damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, our ability or right to utilize our tax benefits. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

PLAN OF DISTRIBUTION

        We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to the Company, any underwriting discounts and other items constituting underwriters' compensation and the initial public offering price and discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

Underwriters, dealers and agents

        If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

        If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

        If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

        Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

        Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct sales

        We may sell securities directly to one or more purchasers without using underwriters or agents.

At-the-market offerings

        We may also sell the securities offered by any applicable prospectus supplement in "at-the-market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Trading markets and listing of securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares, which are listed on the Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization activities

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        Unless otherwise specified in connection with the particular offering of any securities, the validity of the common shares, preferred shares, debt securities and warrants to purchase debt or equity securities offered pursuant to this prospectus will be passed upon by our counsel, Skadden, Arps, Slate, Meagher & Flom LLP, or Skadden. Skadden also represents RMR, HPT and certain of their affiliates and related parties on various matters.

 EXPERTS

        The consolidated financial statements of TravelCenters of America LLC as of December 31, 2016 and 2017 and for each of the years in the three-year period ended December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017 appearing in TravelCenters of America LLC's Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC's Internet site at http://www.sec.gov. The information contained on the SEC's website is expressly not incorporated by reference into this prospectus.

        Our SEC filings are also available on our website, http://www.ta-petro.com. The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

        This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN CONTAIN STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES AND DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS THAT APPEAR IN THIS PROSPECTUS AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN THAT MAY NOT OCCUR INCLUDE STATEMENTS THAT:

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  WE EXPECT THAT LOCATIONS WE ACQUIRE WILL PRODUCE STABILIZED FINANCIAL RESULTS AFTER A PERIOD OF TIME FOLLOWING ACQUISITION. THIS STATEMENT MAY IMPLY THAT STABILIZATION OF OUR ACQUIRED SITES WILL OCCUR AS EXPECTED, AND IF SO, WILL GENERATE INCREASED OPERATING

    INCOME. HOWEVER, MANY OF THE LOCATIONS WE HAVE ACQUIRED OR MAY ACQUIRE IN THE FUTURE PRODUCED OPERATING RESULTS THAT CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND OUR ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, OUR ACQUIRED LOCATIONS MAY NOT GENERATE INCREASED OPERATING INCOME OR IT MAY TAKE LONGER THAN WE EXPECT TO REALIZE ANY SUCH INCREASES;

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  WE HAVE MADE ACQUISITIONS AND DEVELOPED NEW LOCATIONS, AND EXPECT THAT IN THE FUTURE WE MAY MAKE ACQUISITIONS AND DEVELOP NEW LOCATIONS. THESE STATEMENTS MAY IMPLY THAT ANY FUTURE ACQUISITIONS AND DEVELOPMENT PROJECTS WILL BE COMPLETED AND THAT THESE COMPLETED ACQUISITIONS AND DEVELOPMENT PROJECTS WILL IMPROVE OUR FUTURE PROFITS. THERE ARE MANY FACTORS THAT MAY RESULT IN OUR NOT BEING ABLE TO ACQUIRE, RENOVATE AND DEVELOP ADDITIONAL LOCATIONS THAT YIELD PROFITS, INCLUDING COMPETITION FROM OTHER BUYERS OR DEVELOPERS, OUR INABILITY TO NEGOTIATE ACCEPTABLE PURCHASE TERMS AND THE POSSIBILITY THAT WE MAY NEED TO USE OUR AVAILABLE FUNDS FOR OTHER PURPOSES OR MAY NOT BE ABLE TO OBTAIN CAPITAL FROM OTHER SOURCES. WE MAY DETERMINE TO DELAY OR NOT TO PROCEED WITH RENOVATIONS OR DEVELOPMENT PROJECTS. MOREOVER, MANAGING AND INTEGRATING ACQUIRED AND DEVELOPED LOCATIONS CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND INVOLVE RISKS OF FINANCIAL LOSSES. WE MAY NOT OPERATE OUR ACQUIRED OR DEVELOPED LOCATIONS AS PROFITABLY AS WE NOW EXPECT;

  •
  WE PLAN TO CONTINUE TO INVEST IN EXISTING LOCATIONS AND MAY INVEST IN NEW LOCATIONS. AN IMPLICATION OF THIS STATEMENT MAY BE THAT WE HAVE OR WILL HAVE SUFFICIENT CAPITAL TO MAKE THE INVESTMENTS WE HAVE IDENTIFIED AS WELL AS OTHER INVESTMENTS THAT WE HAVE NOT YET IDENTIFIED. HOWEVER, WE CANNOT BE SURE THAT WE WILL HAVE SUFFICIENT CAPITAL FOR SUCH INVESTMENTS. IN ADDITION, OUR GROWTH STRATEGIES AND BUSINESS REQUIRE REGULAR AND SUBSTANTIAL CAPITAL INVESTMENTS. THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PREDICT. SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND THE PROCEEDS FROM OUR SALES OF IMPROVEMENTS TO HPT, IF ANY, MAY BE LESS THAN ANTICIPATED. HPT IS NOT OBLIGATED TO PURCHASE IMPROVEMENTS FROM US. CURRENTLY UNANTICIPATED PROJECTS THAT WE MAY BE REQUIRED TO UNDERTAKE IN THE FUTURE (AS A RESULT OF GOVERNMENT PROGRAMS OR REGULATION, ADVANCES OR CHANGES MADE BY OUR COMPETITION, DEMANDS OF OUR CUSTOMERS, OR FOR OTHER REASONS) MAY ARISE AND CAUSE US TO SPEND MORE THAN CURRENTLY ANTICIPATED. SOME CAPITAL PROJECTS TAKE MORE TIME TO COMPLETE THAN ANTICIPATED. AS A RESULT OF MARKET CONDITIONS OR OTHER CONSIDERATIONS, WE MAY DEFER CERTAIN CAPITAL PROJECTS AND ANY SUCH DEFERRALS MAY HARM OUR BUSINESS OR REQUIRE US TO MAKE LARGER CAPITAL EXPENDITURES IN THE FUTURE. ALSO, WE MAY BE UNABLE TO ACCESS REASONABLY PRICED CAPITAL TO MAKE SUCH INVESTMENTS IN THE FUTURE;

  •
  ON SEPTEMBER 11, 2017, THE COURT OF CHANCERY OF THE STATE OF DELAWARE ISSUED A MEMORANDUM OPINION IN OUR LITIGATION AGAINST COMDATA INC., OR COMDATA, WHICH, AMONG OTHER THINGS, ENTITLES US TO

    AN ORDER REQUIRING COMDATA TO SPECIFICALLY PERFORM UNDER OUR MERCHANT AGREEMENT WITH COMDATA AND AWARDS DAMAGES TO US AND AGAINST COMDATA FOR THE DIFFERENCE BETWEEN THE HIGHER TRANSACTION FEES PAID BY US TO COMDATA SINCE FEBRUARY 1, 2017, AND WHAT WE SHOULD HAVE PAID UNDER THE MERCHANT AGREEMENT. THIS OPINION ALSO FOUND THAT THE MERCHANT AGREEMENT PROVIDES FOR AN AWARD OF REASONABLE ATTORNEYS' FEES AND COSTS TO US. WE AND COMDATA HAVE REACHED AGREEMENT ON THE AMOUNT OF EXCESS TRANSACTION FEES TO BE PAID TO US, AND COMDATA HAS PAID US THAT AMOUNT, BUT WE AND COMDATA HAVE NOT REACHED AN AGREEMENT ON WHEN FINAL JUDGMENT SHOULD ENTER IN THIS LITIGATION OR ON THE AMOUNT OF OUR ATTORNEYS' FEES AND OTHER COSTS THAT COMDATA SHOULD PAY US. THE COURT HAS NOT ISSUED ITS FINAL JUDGMENT AND THE COURT MAY NOT AWARD US SOME OR ALL OF OUR ATTORNEYS' FEES AND COSTS. FURTHERMORE, COMDATA MAY APPEAL THE COURT'S JUDGMENT AND THE COURT'S DECISION MAY BE REVERSED OR AMENDED UPON APPEAL. THE CONTINUATION OF THIS LITIGATION IS DISTRACTING TO OUR MANAGEMENT AND EXPENSIVE, AND THIS DISTRACTION AND EXPENSE MAY CONTINUE;

  •
  WE HAVE A CREDIT FACILITY WITH A CURRENT MAXIMUM AVAILABILITY OF $200.0 MILLION, WHICH WE REFER TO AS OUR CREDIT FACILITY. THE AVAILABILITY OF THIS MAXIMUM AMOUNT IS SUBJECT TO LIMITS BASED ON OUR QUALIFIED COLLATERAL, INCLUDING OUR ELIGIBLE CASH, ACCOUNTS RECEIVABLE AND INVENTORY, THAT VARIES IN AMOUNT FROM TIME TO TIME. ACCORDINGLY, OUR BORROWING AND LETTER OF CREDIT AVAILABILITY AT ANY TIME MAY BE LESS THAN $200.0 MILLION. THE MAXIMUM AMOUNT AVAILABLE UNDER THE CREDIT FACILITY MAY BE INCREASED TO $300.0 MILLION, THE AVAILABILITY OF WHICH IS SUBJECT TO LIMITS BASED ON OUR AVAILABLE COLLATERAL AND LENDER PARTICIPATION. HOWEVER, IF WE DO NOT HAVE SUFFICIENT COLLATERAL OR IF WE ARE UNABLE TO IDENTIFY LENDERS WILLING TO INCREASE THEIR COMMITMENTS OR JOIN OUR CREDIT FACILITY, WE MAY NOT BE ABLE TO INCREASE THE SIZE OF OUR CREDIT FACILITY OR THE AVAILABILITY OF BORROWINGS WHEN WE MAY NEED OR WANT TO DO SO;

  •
  WE MAY FINANCE OR SELL UNENCUMBERED REAL ESTATE THAT WE OWN. HOWEVER, WE DO NOT KNOW THE EXTENT TO WHICH WE COULD MONETIZE OUR EXISTING UNENCUMBERED REAL ESTATE OR WHAT THE TERMS OF ANY SUCH SALE OR FINANCING WOULD BE;

  •
  IMPROVED OPERATING RESULTS, COST SAVINGS AND INCREASING GROSS MARGINS MAY IMPLY THAT WE WILL BE PROFITABLE IN THE FUTURE. IN FACT, SINCE WE BECAME A PUBLICLY OWNED COMPANY IN 2007, WE HAVE BEEN ABLE TO PRODUCE ONLY OCCASIONAL PROFITS AND WE HAVE ACCUMULATED SIGNIFICANT LOSSES. WE MAY BE UNABLE TO PRODUCE FUTURE PROFITS AND OUR LOSSES MAY INCREASE; AND

  •
  WE EXPECT THAT OUR RESTAURANT RENOVATION, REBRANDING AND COST INITIATIVES WILL IMPROVE THE PROFITABILITY OF THE AFFECTED RESTAURANTS. HOWEVER, THE PROFITABILITY OF THOSE RESTAURANTS MAY NOT IMPROVE AND ANY IMPROVED PROFITABILITY THAT MAY BE REALIZED MAY NOT EXCEED THE COSTS WE INCURRED TO RENOVATE AND REBRAND THOSE RESTAURANTS.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL, INCLUDING:

  •
  CONTINUED IMPROVED FUEL EFFICIENCY OF MOTOR VEHICLE ENGINES AND OTHER FUEL CONSERVATION AND ALTERNATIVE FUEL PRACTICES AND SOURCES EMPLOYED OR USED BY OUR CUSTOMERS AND ALTERNATIVE FUEL TECHNOLOGIES OR OTHER MEANS OF TRANSPORTATION THAT MAY BE DEVELOPED AND WIDELY ADOPTED IN THE FUTURE MAY CONTINUE TO REDUCE THE DEMAND FOR THE FUEL THAT WE SELL AND MAY ADVERSELY AFFECT OUR BUSINESS;

  •
  COMPETITION WITHIN THE TRAVEL CENTER, CONVENIENCE STORE AND RESTAURANT INDUSTRIES MAY ADVERSELY IMPACT OUR FINANCIAL RESULTS. OUR BUSINESS REQUIRES SUBSTANTIAL AMOUNTS OF WORKING CAPITAL AND OUR COMPETITORS MAY HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO;

  •
  FUTURE INCREASES IN FUEL PRICES MAY REDUCE THE DEMAND FOR THE PRODUCTS AND SERVICES THAT WE SELL;

  •
  FUTURE COMMODITY FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE US TO NEED MORE WORKING CAPITAL TO MAINTAIN OUR INVENTORY AND CARRY OUR ACCOUNTS RECEIVABLE THAN WE NOW EXPECT AND THE GENERAL AVAILABILITY OF, DEMAND FOR AND PRICING OF MOTOR FUELS MAY CHANGE IN WAYS WHICH LOWER THE PROFITABILITY ASSOCIATED WITH OUR SELLING MOTOR FUELS;

  •
  OUR SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN THE CURRENT CREDIT TERMS FOR OUR PURCHASES. IF WE ARE UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, OUR REQUIRED WORKING CAPITAL MAY INCREASE AND WE MAY INCUR MATERIAL LOSSES. ALSO, IN TIMES OF RISING FUEL AND NONFUEL PRICES, OUR SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO US, WHICH MAY INCREASE OUR WORKING CAPITAL REQUIREMENTS. THE AVAILABILITY AND THE TERMS OF ANY CREDIT WE MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

  •
  ACQUISITIONS OR PROPERTY DEVELOPMENT MAY SUBJECT US TO GREATER RISKS THAN OUR CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

  •
  MOST OF OUR TRUCKING COMPANY CUSTOMERS TRANSACT BUSINESS WITH US BY USE OF FUEL CARDS ISSUED BY THIRD PARTY FUEL CARD COMPANIES. FUEL CARD COMPANIES FACILITATE PAYMENTS TO US AND CHARGE US FEES FOR THESE SERVICES. THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS. WE BELIEVE ALMOST ALL TRUCKING COMPANIES USE ONLY A SINGLE FUEL CARD PROVIDER AND HAVE BECOME INCREASINGLY DEPENDENT UPON SERVICES PROVIDED BY THEIR RESPECTIVE FUEL CARD PROVIDER TO MANAGE THEIR FLEETS. COMPETITION, OR LACK THEREOF, AMONG FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN OUR TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

  •
  FUEL SUPPLY DISRUPTIONS MAY OCCUR, WHICH MAY LIMIT OUR ABILITY TO PURCHASE FUEL FOR RESALE;

  •
  IF TRUCKING COMPANIES ARE UNABLE TO SATISFY MARKET DEMANDS FOR TRANSPORTING GOODS OR IF THE USE OF OTHER MEANS OF TRANSPORTING GOODS INCREASES, THE TRUCKING INDUSTRY MAY EXPERIENCE REDUCED BUSINESS, WHICH WOULD NEGATIVELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND LIQUIDITY;

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, INCLUDING THOSE RELATED TO TAX, EMPLOYMENT AND ENVIRONMENTAL MATTERS, ACCOUNTING RULES AND FINANCIAL REPORTING STANDARDS, PAYMENT CARD INDUSTRY REQUIREMENTS AND SIMILAR MATTERS MAY INCREASE OUR OPERATING COSTS AND REDUCE OR ELIMINATE OUR PROFITS;

  •
  WE ARE ROUTINELY INVOLVED IN LITIGATION. DISCOVERY DURING LITIGATION AND COURT DECISIONS OFTEN HAVE UNANTICIPATED RESULTS. LITIGATION IS USUALLY EXPENSIVE AND CAN BE DISTRACTING TO MANAGEMENT. WE CANNOT BE SURE OF THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH WE ARE OR MAY BECOME INVOLVED;

  •
  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL MAY ADVERSELY AFFECT OUR FINANCIAL RESULTS; AND

  •
  ALTHOUGH WE BELIEVE THAT WE BENEFIT FROM OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING HPT, RMR, AIC AND OTHERS AFFILIATED WITH THEM, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH RELATED PARTIES MAY PRESENT A CONTRARY APPEARANCE OR RESULT IN LITIGATION AND THE BENEFITS WE BELIEVE WE MAY REALIZE FROM THE RELATIONSHIPS MAY NOT MATERIALIZE.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN OUR BUSINESS OR MARKET CONDITIONS AS DESCRIBED MORE FULLY IN THIS PROSPECTUS, AND IN OUR ANNUAL REPORT ON FORM 10-K OR IN OUR OTHER FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS," OR INCORPORATED HEREIN OR THEREIN. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, we will pay any selling commissions and brokerage fees and any applicable taxes and fees and disbursements with respect to securities registered by this prospectus which we may sell, but these fees cannot be predicted with any certainty at this time due to the uncertainty as to the number of such securities.

SEC registration fee		$62,250.00
Trustee and transfer agent fees	$		*
Printing and engraving expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Stock exchange fees	$		*
Miscellaneous expenses	$		*
Total	$		*

*
These fees cannot be estimated at this time as they are calculated based on the type and amount of securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Subject to standards and restrictions as are set forth in the registrant's Amended and Restated Limited Liability Company Agreement, or the LLC agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.

        To the fullest extent permitted by law but subject to the limitations expressly provided in the LLC agreement or in the bylaws of the registrant, all current and former officers and directors of the registrant or any subsidiary of the registrant and other specified indemnities, referred to herein collectively as the "Indemnitees", shall be indemnified and held harmless by the registrant from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, whether or not by or in the right of the registrant, in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, in connection with any act or omission performed, or omitted to be performed, by such Indemnitee in good faith on behalf of or with respect to the registrant or by reason of its status as an Indemnitee; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to the LLC agreement in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the registrant prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the registrant of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in the LLC agreement. The indemnification, advancement of expenses and other provisions of the LLC agreement shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the shareholders entitled to vote on such matter, pursuant to a vote of the board of directors of the registrant, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

        The registrant has entered into indemnification agreements with its directors and officers, which provide for the indemnification of such persons to the maximum extent permitted under Delaware law in the event such a person is involved or threatened to be involved, as a party or otherwise, in connection with any proceeding by reason of his or her status with or service to the registrant or to another entity at the registrant's request. The indemnification agreements also provide for advancement of expenses incurred by a director or officer in connection with an indemnifiable claim, subject to the registrant's receipt of a written undertaking requiring reimbursement in certain circumstances. In addition, the indemnification agreements govern various procedural matters related to indemnification. The rights of a director and officer under an indemnification agreement with the registrant are in addition to any other rights under the LLC agreement and the registrant's bylaws, as they may be amended from time to time, and Delaware law.

        The registrant has also previously entered into agreements with some former officers which provide for the indemnification of such officers.

        The registrant currently maintains an insurance policy on behalf of its directors and officers against any liability asserted against them or which they incur acting in such capacity or arising out of their status as directors or officers.

Item 16.    Exhibits.

Exhibit Number		Description of Exhibit
1.1	*	Form of Equity Underwriting Agreement

1.2	*	Form of Debt Underwriting Agreement

4.1		Certificate of Formation of TravelCenters of America LLC (Incorporated herein by reference to Exhibit 3.1 of the registrant's Registration Statement on Form S-1, filed on December 12, 2006, File No. 333-139272)

4.2		Composite Copy of Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC (Incorporated herein by reference to Exhibit 3.1 of the registrant's Quarterly Report on Form 10-Q, filed on November 8, 2016, File No. 001-33274)

4.3		Amended and Restated Bylaws of TravelCenters of America LLC, as amended and restated on September 7, 2016 (Incorporated herein by reference to Exhibit 3.3 of the registrant's Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 28, 2017, File No. 001-33274)

4.4		Form of Share Certificate (Incorporated herein by reference to Exhibit 4.1 of the registrant's Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 24, 2010, File No. 001-33274)

Exhibit Number		Description of Exhibit
4.5		Senior Indenture dated as of January 15, 2013 between TravelCenters of America LLC and U.S. Bank National Association (Incorporated herein by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K, filed on January 15, 2013, File No. 001-33274)

4.6		First Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of January 15, 2013 (Incorporated herein by reference to Exhibit 4.2 of the registrant's Current Report on Form 8-K, filed on January 15, 2013, File No. 001-33274)

4.7		Second Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of December 16, 2014 (Incorporated herein by reference to Exhibit 4.2 of the registrant's Registration Statement on Form 8-A, filed on December 16, 2014, File No. 001-33274)

4.8		Third Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of October 5, 2015 (Incorporated herein by reference to Exhibit 4.1 of the registrant's Registration Statement on Form 8-A, filed on October 5, 2015, File No. 001-33274)

4.9		Form of 8.25% Senior Notes due 2028 (Incorporated herein by reference to Exhibit 4.3 of the registrant's Current Report on Form 8-K, filed on January 15, 2013, File No. 001-33274)

4.10		Form of 8.00% Senior Notes due 2029 (Incorporated herein by reference to Exhibit 4.3 of the registrant's Registration Statement on Form 8-A, filed on December 16, 2014, File No. 001-33274)

4.11		Form of 8.00% Senior Notes due 2030 (Incorporated herein by reference to Exhibit 4.3 of the registrant's Registration Statement on Form 8-A, filed on October 5, 2015, File No. 001-33274)

4.12	**	Form of Senior Indenture (including form of Senior Note)

4.13	**	Form of Subordinated Indenture (including form of Subordinated Note)

4.14	*	Form of Share Designation for Preferred Shares (together with Specimen Certificate for Preferred Shares, if any)

4.15	*	Form of Warrant Agreement (together with form of Warrant Certificate)

5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (filed herewith)

12.1	**	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of RSM US LLP (filed herewith)

23.2		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	**	Power of Attorney

25.1	**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture dated as of January 15, 2013 between the Company and U.S. Bank National Association

25.2	*	Statement of Eligibility of Trustee on Form T-l for Senior Indenture under the Trust Indenture Act of 1939, as amended

Exhibit Number		Description of Exhibit
25.3	*	Statement of Eligibility of Trustee on Form T-l for Subordinated Indenture under the Trust Indenture Act of 1939, as amended

*
To be filed by amendment or incorporated herein by reference to an exhibit to a Current Report on Form 8-K or other document to be filed under the Securities Exchange Act of 1934, as amended, or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

**
Previously filed.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) of this section (1) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Index to the Exhibits

Exhibit Number		Description of Exhibit
1.1	*	Form of Equity Underwriting Agreement

1.2	*	Form of Debt Underwriting Agreement

4.1		Certificate of Formation of TravelCenters of America LLC (Incorporated herein by reference to Exhibit 3.1 of the registrant's Registration Statement on Form S-1, filed on December 12, 2006, File No. 333-139272)

4.2		Composite Copy of Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC (Incorporated herein by reference to Exhibit 3.1 of the registrant's Quarterly Report on Form 10-Q, filed on November 8, 2016, File No. 001-33274)

4.3		Amended and Restated Bylaws of TravelCenters of America LLC, as amended and restated on September 7, 2016 (Incorporated herein by reference to Exhibit 3.3 of the registrant's Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 28, 2017, File No. 001-33274)

4.4		Form of Share Certificate (Incorporated herein by reference to Exhibit 4.1 of the registrant's Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 24, 2010, File No. 001-33274)

4.5		Senior Indenture dated as of January 15, 2013 between TravelCenters of America LLC and U.S. Bank National Association (Incorporated herein by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K, filed on January 15, 2013, File No. 001-33274)

4.6		First Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of January 15, 2013 (Incorporated herein by reference to Exhibit 4.2 of the registrant's Current Report on Form 8-K, filed on January 15, 2013, File No. 001-33274)

4.7		Second Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of December 16, 2014 (Incorporated herein by reference to Exhibit 4.2 of the registrant's Registration Statement on Form 8-A, filed on December 16, 2014, File No. 001-33274)

4.8		Third Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of October 5, 2015 (Incorporated herein by reference to Exhibit 4.1 of the registrant's Registration Statement on Form 8-A, filed on October 5, 2015, File No. 001-33274)

4.9		Form of 8.25% Senior Notes due 2028 (Incorporated herein by reference to Exhibit 4.3 of the registrant's Current Report on Form 8-K, filed on January 15, 2013, File No. 001-33274)

4.10		Form of 8.00% Senior Notes due 2029 (Incorporated herein by reference to Exhibit 4.3 of the registrant's Registration Statement on Form 8-A, filed on December 16, 2014, File No. 001-33274)

4.11		Form of 8.00% Senior Notes due 2030 (Incorporated herein by reference to Exhibit 4.3 of the registrant's Registration Statement on Form 8-A, filed on October 5, 2015, File No. 001-33274)

4.12	**	Form of Senior Indenture (including form of Senior Note)

4.13	**	Form of Subordinated Indenture (including form of Subordinated Note)

4.14	*	Form of Share Designation for Preferred Shares (together with Specimen Certificate for Preferred Shares, if any)

Exhibit Number		Description of Exhibit
4.15	*	Form of Warrant Agreement (together with form of Warrant Certificate)

5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (filed herewith)

12.1	**	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of RSM US LLP (filed herewith)

23.2		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	**	Power of Attorney

25.1	**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture dated as of January 15, 2013 between the Company and U.S. Bank National Association

25.2	*	Statement of Eligibility of Trustee on Form T-l for Senior Indenture under the Trust Indenture Act of 1939, as amended

25.3	*	Statement of Eligibility of Trustee on Form T-l for Subordinated Indenture under the Trust Indenture Act of 1939, as amended

*
To be filed by amendment or incorporated herein by reference to an exhibit to a Current Report on Form 8-K or other document to be filed under the Securities Exchange Act of 1934, as amended, or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

**
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Ohio, on March 16, 2018.

TRAVELCENTERS OF AMERICA LLC
By:	/s/ ANDREW J. REBHOLZ Andrew J. Rebholz Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ ANDREW J. REBHOLZ Andrew J. Rebholz			Managing Director and Chief Executive Officer (Principal Executive Officer)	March 16, 2018
* William E. Myers			Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2018
* Adam D. Portnoy			Managing Director	March 16, 2018
* Barbara D. Gilmore			Independent Director	March 16, 2018
* Lisa Harris Jones			Independent Director	March 16, 2018
* Joseph L. Morea			Independent Director	March 16, 2018
*By:	/s/ ANDREW J. REBHOLZ
	Name:	Andrew J. Rebholz
	Title:	Attorney in fact